Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) the Registration Statements (Form S-8 No. 333-68993, Form S-8 No. 333-60518, Form S-8 No. 333-109024, Form S-8 No.333-109026, Form S-8 No. 333-124361, Form S-8 No. 333-135017, Form S-8 No. 333-135019, and Form S-8 No. 333-160997) pertaining to the Stock Option Plans of American Capital, Ltd. (formerly known as American Capital Strategies, Ltd.), (ii) the Registration Statement (Form S-8 No. 333-93271) pertaining to the American Capital Strategies, Ltd. 1997 Disinterested Director Stock Option Plan, (iii) the Registration Statement (Form S-8 No. 333-34352) pertaining to the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan, (iv) the Registration Statement (Form S-8 No. 333-139965) pertaining to the Amended and Restated American Capital Performance Incentive Plan, and (v) the Registration Statement (Form S-3 No. 333-123340) and the related Prospectus pertaining to the American Capital Strategies, Ltd. Second Amended and Restated Dividend Reinvestment Plan, of our reports dated March 1, 2010, with respect to the consolidated financial statements, financial highlights and the schedule 12-14 of American Capital, Ltd. and the effectiveness of internal control over financial reporting of American Capital, Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

McLean, Virginia

March 1, 2010